Exhibit 23.1

Consent of lndependent Registered Public Accounting Firm

The Board of Directors

Yintech Investment Holdings Limited:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG Huazhen LLP

Shanghai, China

April 22, 2016